SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 2, 2003


                            mPHASE TECHNOLOGIES, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)





        New Jersey                   000-24969                    22-2287503
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)





                  587 Connecticut Ave., Norwalk, CT 06854-0566
               (Address of Principal Executive Offices) (ZIP Code)





       Registrant's telephone number, including area code: (203) 838-2741



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     mPhase Technologies, Inc. (`mPhase') issued a press release on July 2, 2003 regarding the announcement of the largest single purchase to date for mPhase's Passive Central Office POTS Splitter Product.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) and (b) Not Applicable

     (c) Exhibit. The following exhibit is filed with this report:
         -------

          99.1 Press Release, dated July 2, 2003, of mPhase Technologies, Inc.

                         [Signature on following page.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                mPHASE TECHNOLOGIES, INC.




                                          By:  /s/ MARTIN S. SMILEY
                                               --------------------
                                                Martin S. Smiley
                                                Executive Vice President,
                                                Chief Financial Officer and
                                                General Counsel

Date:  July 2, 2003

                                  EXHIBIT INDEX


Exhibit        Description

99.1           Press Release, dated July 2, 2003, of mPhase Technologies, Inc.

                                                                    EXHIBIT 99.1


          mPhase Receives Largest Purchase Order Yet for POTS Splitters

      mPhase Technologies to Supply POTS Splitters to Covad Communications

NORWALK, Conn.--(BUSINESS WIRE)--July 2, 2003--mPhase Technologies, Inc. (OTC
BB: XDSL), announced it has received its largest single purchase order to date from Covad Communications Group Inc. for passive central office POTS Splitters. Although pricing was not disclosed, the purchase order calls for mPhase to deliver 100,800 splitter ports, or 700 fully populated chassis over a period of the next 60 days for deployment across Covad's nationwide DSL network.

Over the past several months mPhase has seen a renewed interest in its line of DSL component products. With this order, mPhase will deplete all existing inventory and will reinvigorate manufacturing activities to meet current and anticipated future demand.

"We are pleased that mPhase has been recognized as a quality supplier of carrier-class central office splitters." stated Ronald Durando, President and CEO of mPhase.

Todd Nelson, Director of DSL Component Sales for mPhase added, "Covad has been a long-term customer of mPhase, and we are pleased to be a part of their on-going success."

Adoption of ADSL continues to grow spurred by lowered prices from service providers and increased competition in the broadband arena. In the US, advanced service ADSL lines increased 52% in the last six months of 2002, compared with a 22% increase in cable modem lines, the FCC stated in a recent report. Covad Communications continues to be a leader in DSL deployments. It was the first company to commercially deploy DSL in the United States and has spent hundreds of millions of dollars building a network that passes more than 40 million homes and businesses in 35 states - the largest nationwide footprint of any DSL company. Covad services are currently available in 96 of the country's top Metropolitan Statistical Areas (MSAs).

About mPhase Technologies, Inc.

mPhase Technologies Inc. develops solutions for cost-effectively and reliably transmitting broadcast digital television, high-speed Internet access and traditional telephone service over existing copper telephone lines. mPhase also offers a growing line of innovative DSL component products, such as the iPOTS, designed to help service providers lower the provisioning and operating costs associated with DSL.

More information is available at the mPhase Web site at www.mPhaseTech.com, or by calling 877-674-2738. Investors may obtain additional information and subscribe to investor services by referring to the Investor Information section at the mPhase Web site.

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Contact Information:

Jennifer Silcott
mPhase Technologies Inc.
203- 831-2208
jsilcott@mphasetech.com